Exhibit 3.1

Form 4 Canada Business Corporations Act (CBCA) (s. 27 or 177) Formulaire 4 Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177) Articles of Amendment Clauses modificatrices Corporate name Dénomination sociale 1 TRANSCANADA PIPELINES LIMITED Corporation number Numéro de la société 2 370712-1 The articles are amended as follows Les statuts sont modifiés de la façon suivante 3 See attached schedule / Voir l'annexe ci-jointe 4 Declaration: I certify that I am a director or an officer of the corporation. Déclaration : J’atteste que je suis un administrateur ou un dirigeant de la société. Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250 (1) of the CBCA). Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA). You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049. Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049. IC 3069 (2008/04) Christine R. Johnson 403-920-2000 Original signed by / Original signé par Christine R. Johnson

Industry Industry Canada Canada Canada Business Corporations Act (CBCA) FORM 4 ARTICLES OF AMENDMENT (Sections 27 or 177) 1 - Corporate name TransCanada Pipelines Limited 2 - Corporation number 3 7 0 7 1 2 — 1 3 - The articles are amended as follows: (Please note that more than one section can be filled out) A: The corporation changes its name to: n/n n/a B. The corporation changes the province or territory. In Canada where the registered office is situated to: n/a C: The corporation changes the minimum and or maximum of director to: (For a fixed number of directors, please indicate the same number in both the minimum and maximum option). Minimum number Maximum number D: Other changes: (e.g., to the classes of shares, to restrictions on share transfers, to restrictions on the business of the corporation or to any other provisions that are permitted by the CBCA to be set out in the Articles) Please specify. The Restated Articles of Incorporation of the Corporation be amended, pursuant to Section 173(1)(g) of the Canada Business Corporation Act, to: a) change the designation of the “Cumulative Redeemable First Preferred Shares” to “First Preferred Shares”, and b) change the rights, privileges, restrictions and conditions attached to the Cumulative Redeemable First Preferred Shares, by deleting subdivision B of Schedules “A”, entitled “UNLIMITED NUMBER OF CUMULATIVE REDEEMABLE FIRST PREFERRED SHARES”, In its entirety and by replacing it with the subdivision B set out in the attached Schedule “I”. 4 – Declaration I hereby certify that I am a director or an authorized officer of the corporation. Signature : ——————————————— Print name : Christine R. Johnson, Corporate Secretary —————————————————— Telephone number : (403) 920-2000 Note : Misrepresentation constitutes an offence and, on summary convicllon, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or to both (subsection 250(1) of the CBOA)

SCHEDULE “1” TO THE ARTICLES OF AMENDMENT OF

TRANSCANADA PIPELINES LIMITED

B.                                    UNLIMITED NUMBER OF FIRST PREFERRED SHARES

The First Preferred Shares (herein this subdivision B called the “First Preferred Shares”) shall, as a class, carry and be subject to the rights, privileges, restrictions and conditions hereinafter set forth:

Issue in Series

1.                                      The directors of the Corporation may at any time and from time to time issue the First Preferred Shares in one or more series, each series to consist of such number of shares as may before issuance thereof be determined by the directors.

Provisions Attaching to the First Preferred Shares

2.                                      The First Preferred Shares of any series may have attached thereto rights, privileges, restrictions and conditions, whether with regard to dividends (which may be cumulative or non-cumulative and variable or fixed), voting, the right to convert such shares into common shares or otherwise, including, without limiting the generality of the foregoing, the following kinds of rights, privileges, restrictions and conditions, namely with respect to (i) the redemption and purchase of First Preferred Shares by the Corporation; (ii) sinking funds or funds for purchase or redemption of First Preferred Shares; (iii) payment of dividends on any other shares of the Corporation; (iv) redemption, purchase or payment of any shares of the Corporation or any subsidiary of the Corporation; (v) the exercise by the Corporation of any election open to it to make any payments of corporation, income or other taxes; (vi) subdivision, consolidation or reclassification of any shares of the Corporation; (vii) borrowing by the Corporation or any subsidiary of the Corporation; (viii) the creation or issue of any debt or equity securities by the Corporation or any subsidiary of the Corporation including the issue of any First Preferred Shares in addition to the First Preferred Shares at any time outstanding; (ix) reduction of capital by the Corporation or any subsidiary of the Corporation; (x) retirement of notes, bonds or debentures or other indebtedness of the Corporation or any subsidiary of the Corporation; (xi) conduct of the business of the Corporation or investment of its funds; (xii) meetings of the holders of the First Preferred Shares; and (xiii) the right of holders of First Preferred Shares to convert or exchange such shares into shares of any class of the Corporation or into or for any other securities of the Corporation or into or for shares or securities of any other company.

Directors’ Resolutions

3.                                      The directors of the Corporation may, subject as hereinafter provided, by resolution fix from time to time before the issue thereof the designation, rights, privileges, restrictions and conditions attaching to the First Preferred Shares of each series. Any such resolution and any resolution prescribing the terms of issue of any of the First Preferred Shares is hereinafter sometimes referred to as a “Resolution of the Directors” or a “Resolution”.

Return of Capital

4.                                      When any cumulative dividends or any declared non-cumulative dividends or amounts payable on a return of capital in respect of the First Preferred Shares of any series are not paid in full, the First Preferred Shares of all series shall participate rateably with all preferred shares, if any, which rank on a parity with the First Preferred Shares with respect to payment of dividends, in respect of such dividends, if any, in accordance with the sums which would be payable on the First Preferred Shares and such other preferred shares if all such cumulative dividends were declared and paid in full in accordance with their terms and all such non-cumulative dividends, having been declared, were paid in full in accordance with their terms, and the First Preferred Shares shall participate rateably with all preferred shares, if any, which rank on a parity with the First Preferred Shares with respect to repayment of capital, in respect of any return of capital in accordance with the sums which would be payable on the First Preferred Shares and such other preferred shares on such return of capital if all sums so payable were paid in full in accordance with their terms.

Preferences

5.                                      The First Preferred Shares of each series shall rank on a parity with the First Preferred Shares of every other series, and shall be entitled to preference with respect to payment of dividends over the common shares and over any other shares ranking junior to the First Preferred Shares with respect to payment of dividends and shall be entitled to preference with respect to distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs over the common shares and over any other shares ranking junior to the First Preferred Shares with respect to repayment of capital and may also be given such other preferences not inconsistent with the provisions hereof over the common shares and over any other shares ranking junior to the First Preferred Shares in any respect as may be determined in the case of each series of First Preferred Shares authorized to be issued.

Purchase for Cancellation

6.                                      Subject to the provisions of the Canada Business Corporations Act and subject to the provisions relating to any particular series of First Preferred Shares, the Corporation may at any time or times purchase for cancellation (if obtainable) out of capital or otherwise the whole or any part of the First Preferred Shares of any one or more series outstanding from time to time in the open market (including purchase through or from an investment dealer or firm holding membership on or that is a participant in a recognized stock exchange) or by invitation for tenders or by private contract at any price, subject to any applicable withholding tax. If upon any invitation for tenders under the provisions of this section 6 more First Preferred Shares of any particular series are tendered at a price or prices acceptable to the Corporation than the Corporation is willing to purchase, the Corporation will accept, to the extent required, the tenders submitted at the lowest price, subject to any applicable withholding tax, and then, if and as required, the tenders submitted at the next progressively higher prices, subject to any applicable withholding tax, and if more shares are tendered at any such price than the Corporation is prepared to purchase, the shares tendered at that price will be purchased as nearly as may be pro rata according to the number of First Preferred Shares of such series so tendered by each of the holders of First Preferred Shares who submitted tenders at that price. From and after the date of purchase of any First Preferred Shares under the provisions of this section 6, the shares so purchased shall be cancelled.

Redemption

7.                                      Subject to the provisions of the Canada Business Corporations Act and subject to the provisions relating to any particular series, the Corporation, upon giving notice as hereinafter provided, may redeem out of capital or otherwise at any time the whole or from time to time any part of the then outstanding First Preferred Shares of any one or more series on payment for each share of such price or prices as may at the time be applicable to such series, subject to any applicable withholding tax. Subject as aforesaid, in case a part only of the then outstanding First Preferred Shares of any particular series is at any time to be redeemed, the shares so to be redeemed shall be selected by lot in such manner as the directors or the transfer agent, if any, appointed by the Corporation in respect of the First Preferred Shares of such series shall decide or, if the directors so determine, may be redeemed pro rata.

Procedure on Redemption

8.                                      Subject to the provisions of the Canada Business Corporations Act and subject to the provisions relating to any particular series, in any case of redemption of First Preferred Shares under the provisions of the foregoing section 7, the following provisions shall apply. The Corporation shall at least 30 days and not more than 60 days before the date specified for redemption deliver or mail to each person who at the date of sending is a registered holder of First Preferred Shares to be redeemed a notice in writing of the intention of the Corporation to redeem such First Preferred Shares. Such notice shall be delivered personally or mailed in a prepaid letter addressed to each such shareholder at his address as it appears in the securities register maintained by or for the Corporation or in the event of the address of any such shareholder not so appearing then to the last known address of such shareholder, provided, however, that accidental failure to give any such notice to one or more of such holders shall not affect the validity of such redemption. Such notice shall set out the redemption price and the date on which redemption is to take place and, if part only of the shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed.  On or after the date so specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the First Preferred Shares to be redeemed the redemption price, subject to any applicable withholding tax, on presentation and surrender at the registered office of the Corporation or any other place designated in such notice of the certificates for the First Preferred Shares called for redemption. Subject to the provisions relating to any particular series of First Preferred Shares, such payment shall be made by electronic funds transfer or by cheque of or on behalf of the Corporation. Such First Preferred Shares shall thereupon be redeemed and shall be cancelled. If a part only of the shares represented by any certificate are redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. From and after the date so specified for redemption, the First Preferred Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of such holders shall remain unaffected. The Corporation shall have the right at any time after the sending of notice of its intention to redeem any First Preferred Shares as aforesaid to deposit the redemption price of the shares so called for redemption, subject to any applicable withholding tax, or of such of the said shares represented by certificates which have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, to a special account in any bank or any trust company, to be paid without interest to or to the order of the respective holders of such First Preferred Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same and upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the First Preferred Shares in respect whereof such deposit shall have been made shall be cancelled and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving, without interest their proportionate part of the total redemption price so deposited against presentation and surrender of the said certificates held by them.

Rights to Subscribe to Other Securities

9.                                      The holders of the First Preferred Shares shall not as such be entitled as of right to subscribe for or purchase or receive any part of any issue of shares or bonds, debentures or other securities of the Corporation now or hereafter authorized otherwise than in accordance with the conversion, exchange or other rights, if any, which may from time to time attach to any series of the First Preferred Shares.

Rights to Attend and Vote at Shareholders’ Meetings

10.                               The holders of the First Preferred Shares shall not be entitled to receive notice of or attend any meeting of the shareholders of the Corporation or to vote at any such meeting except as may be required under the Canada Business Corporations Act or as may be provided in the provisions relating to any particular series.

Creation of Additional Preferred Shares

11.                               Nothing herein contained shall require or be deemed to require any sanction from the holders of the First Preferred Shares or any of them to any articles of amendment which shall authorize or provide for the creation of additional preferred shares (other than preferred shares which by the terms of such amendment rank prior to the First Preferred Shares in any respect), provided

(a)                                 that the conditions, if any, set forth in any Resolution of the Directors with respect to any series of the First Preferred Shares shall have been complied with, and

(b)                                 that the Corporation may not, by special resolution or otherwise, without the sanction of the holders of the First Preferred Shares given as hereinafter specified cause any such additional preferred shares to rank prior to the First Preferred Shares in any respect or, unless such additional preferred shares shall be First Preferred Shares, to rank on a parity with the First Preferred Shares in all respects.

Increase, Reclassification or Reduction of First Preferred Shares

12.                               Nothing herein contained shall require or be deemed to require any sanction from the holders of the First Preferred Shares or any of them to any articles of amendment which shall authorize or provide for:

(a)                                 an increase in the number of First Preferred Shares by classification or reclassification of other unissued preferred shares or common shares of the Corporation;

(b)                                 a reclassification of any unissued First Preferred Shares into all or part of one or more classes of preferred shares ranking junior in all respects or in any respect to the First Preferred Shares or into common shares;

(c)                                  a reclassification of the unissued First Preferred Shares of any one or more series into one or more different series; or

(d)                                 a reduction in the number of First Preferred Shares authorized for issue in any series and the reclassification of such First Preferred Shares as First Preferred Shares which may be issued in a series to be determined subsequently by the directors;

provided that the conditions with respect thereto, if any, set forth in any Resolution of the Directors with respect to any series of the First Preferred Shares have been complied with.

Amendment

13.                               The provisions of the foregoing sections 1 to 12 inclusive, the provisions of this section 13 and the provisions of the following section 14 may be repealed, altered, modified, amended or amplified only with the sanction of the holders of the First Preferred Shares given as hereinafter specified in addition to any other approval required by the Canada Business Corporations Act.

Sanction by Holders of First Preferred Shares

14.                               The sanction of holders of the First Preferred Shares or of any series of the First Preferred Shares as to any and all matters referred to herein or as to any change adversely affecting the rights or privileges of the First Preferred Shares or of such series may, subject to the provisions applicable to such series, be given by resolution passed at a meeting of such holders duly called and held for such purpose at which the holders of at least a majority of the outstanding First Preferred Shares or series, as the case may be, are present or represented by proxy and carried by the affirmative vote of the holders of not less than 66 2/3% of the First Preferred Shares or series, as the case may be, represented and voted at such meeting cast on a poll. If at any such meeting the holders of a majority of the outstanding First Preferred Shares or series, as the case may be, are not present or represented by proxy within half an hour after the time appointed for the meeting then the meeting shall be adjourned to such date being not less than 15 days later and to such time and place as may be appointed by the chairman and at least ten days notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting the holders of First Preferred Shares present or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution passed thereat by the affirmative vote of the holders of not less than 66 2/3% of the First Preferred Shares represented and voted at such adjourned meeting cast on a poll shall constitute the sanction of the holders of First Preferred Shares or series referred to in this section 14. The formalities to be observed with respect to the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those which may from time to time be prescribed in the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at every such meeting or adjourned meeting every holder of First Preferred Shares shall be entitled to one vote in respect of each First Preferred Share held.